UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2005

DOLLAR TREE STORES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA

(State or Other Jurisdiction of Incorporation)

0-25464	54-1387365
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway

Chesapeake, VA 23320

(Address of Principal Executive Offices and Zip Code)

(757) 321-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously announced, Dollar Tree Stores, Inc. has released a business update for its first quarter of 2005, which is available via a recorded telephone announcement beginning April 7, 2005 after 5:00 PM EST and continuing through Monday, April 11, 2005. The recorded announcement may be accessed by calling (757) 321-5TRE.

The text of that recorded announcement is included below:

Thank you for calling the Dollar Tree business update hotline. This is Kent Kleeberger, Chief Financial Officer

The information on this call about our future expectations, plans and prospects constitutes forward-looking statements under the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including national and international events, consumer spending, and others described in our recent Annual Report, Current Report, and Quarterly Report on file with the SEC. This information is current only as of the date presented, and we will not update this information until our official quarterly sales release scheduled for Thursday, May 5, at 9:00 AM EDT.

Our previous sales guidance for the first quarter of fiscal year 2005, encompassing the reporting period of January 30, 2005 to April 30, 2005, was for total sales to be in the range of $770 to $790 million. With Easter falling in March this year, two weeks earlier than last year and difficult weather conditions during the quarter, we are now forecasting sales to be in the range of $740 to $755 million. The company experienced positive comparable store sales results for the first nine weeks of the quarter and while the quarter does not end until April 30, 2005, post Easter selling has been lower than planned against the difficult comparisons to last year.

As of April 7, 2005, we operated 2,776 stores in 48 states, compared to 2,562 stores in 47 states at April 5, 2004.

This hotline will next be updated on Thursday, July 7.

The information contained in this item is being furnished to the Securities and Exchange Commission pursuant to the Commission’s Regulation FD. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward-looking statements include statements regarding our anticipated fourth-quarter sales. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you

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should carefully review the “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed April 13, 2004 and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Report on Form 10-Q filed December 9, 2004. Also, carefully review “Risk Factors” in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this report to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: April 8, 2005

DOLLAR TREE STORES, INC.

By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger
Chief Financial Officer

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